UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36400	82-5237353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 490-9600

(Each registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

As previously disclosed, on April 6, 2018, Ashford Inc., a Maryland corporation (the “Company”), entered into a Combination Agreement (the “Combination Agreement”) with Monty J. Bennett and Archie Bennett, Jr., the Company’s Chairman and Chief Executive Officer and his father, respectively (collectively, the “Bennetts”); Remington Holdings, L.P., a Delaware limited partnership (“Remington”); Remington Holdings GP, LLC, a Delaware limited liability company and the general partner of Remington (the “General Partner”); Project Management LLC, a Maryland limited liability company and wholly owned subsidiary of Remington (“PM LLC”); MJB Investments, LP (“MJB Investments”); Mark A. Sharkey; Ashford Holding Corp., a Maryland corporation and wholly owned subsidiary of the Company (“New Holdco”); and Ashford Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of New Holdco (“Merger Sub”).

On August 8, 2018 (the “Effective Date”), the parties to the Combination Agreement completed a business combination by effectuating the transactions contemplated by the Combination Agreement as described in Item 2.01.

As part of the transactions contemplated by the Combination Agreement (the “Transactions”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and becoming a wholly owned subsidiary of New Holdco and, by virtue of such Merger, each issued and outstanding share of common stock of the Company, par value $0.01, was converted into one share of common stock, par value $0.01 of New Holdco (the “New Holdco Common Stock”). The New Holdco Common Stock is listed on the NYSE American LLC under the symbol “AINC” and the CUSIP number is 044104-10-7.

In connection with the Merger, the Company changed its legal name to Ashford OAINC Inc. and in connection with the consummation of the Transactions, New Holdco changed its legal name to Ashford Inc. As a result of the Merger and after the legal name changes, Ashford OAINC Inc. (formerly named Ashford Inc.) became a wholly owned subsidiary of Ashford Inc. (formerly named Ashford Holding Corp.).

This Current Report on Form 8-K is being filed by Ashford Inc. (formerly named Ashford Holding Corp.) as the initial report of Ashford Inc. to the Securities and Exchange Commission (the “SEC”) and as notice that Ashford Inc. is the successor issuer to Ashford OAINC Inc. (formerly named Ashford Inc.) under Rule 12g-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result, the shares of Ashford Inc.’s common stock, par value $0.01 per share, are registered under Section 12(b) of the Exchange Act.  Ashford Inc. is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the SEC using Commission file number (001-36400).  The first periodic report to be filed by Ashford Inc. with the Commission will be its Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Because the material definitive agreements described in Item 1.01 below were entered into prior to the legal name changes described above, the descriptions below utilize the defined terms set forth in the first paragraph of this Current Report on Form 8-K.

Item 1.01.                                        Entry into a Material Definitive Agreement.

Investor Rights Agreement

On the Effective Date, the Bennetts, MJB Investments, Mark A. Sharkey and New Holdco entered into the Investor Rights Agreement that provide for, among other items, governing rights, operating agreements, non-competes, transfer restrictions, and put and call rights and obligations of the parties with respect to New Holdco and its subsidiaries, including PM LLC.

Board Designation Rights

The Investor Rights Agreement provides that for so long as the Bennetts, MJB Investments and Mark A. Sharkey (together with each person that succeeds to their respective interests as the result of a transfer permitted under the Investor Rights Agreement, the “Covered Investors”) beneficially own no less than 20% of the issued and outstanding shares of New Holdco Common Stock (taking into account the Series B Preferred Stock (as defined in Item 2.01) on an as-converted basis), each of Mr. Archie Bennett, Jr., during his lifetime, and thereafter those Covered Investors holding in the aggregate 55% of the total number of shares of New Holdco Common Stock (taking into account the Series B Preferred Stock on an as-converted basis) held by all Covered Investors (a “Majority In Interest”), and Mr. Monty J. Bennett, during his lifetime, and a Majority in Interest of the Covered Investors thereafter, will each be entitled to nominate one individual (other than Archie Bennett, Jr.) for election as a member of the Board of Directors of New Holdco (each a “Seller Nominee”).  Monty J. Bennett and W. Michael Murphy will serve as the initial Seller Nominees.  The Investor Rights Agreement requires New Holdco, with respect to the Seller Nominees, (i) to assure that the size of the Board will accommodate the Seller Nominee, (ii) at each annual meeting of stockholders of New Holdco, to cause the slate of nominees standing for election, and recommended by the Board, at each such meeting to include the Seller Nominee, (iii) to nominate and reflect in the proxy statement on Schedule 14A for each annual meeting the nomination of the Seller Nominee for election as a director of New Holdco at each such meeting and (iv) to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Seller Nominee.

Preemptive Rights

The Investor Rights Agreement provides that, except for issuances in connection with the conversion of the Series B Preferred Stock as provided in the Articles Supplementary establishing the Series B Preferred Stock or the exercise of the Change of Control Put Option or Call Option (each as defined below), New Holdco will not issue any equity securities, rights to acquire equity securities of New Holdco or debt convertible into equity securities of New Holdco (“New Securities”) unless New Holdco gives each of Monty J. Bennett, Archie Bennett Jr., and MJB Investments (together with each person that succeeds to the interests as an immediate family member or controlled entity transferee (the “Holder Group Investors”) notice of its respective intention to issue New Securities and the right to acquire such Holder Group Investor’s pro rata share of the New Securities.

Transfer Restrictions

The Investor Rights Agreement provides that, for five years after the closing of the Transactions, each of the Covered Investors are prohibited from transferring New Holdco Common Stock or Series B Preferred Stock to any person (subject to certain specified exceptions) that is or would become, together with such person’s affiliates and associates, a beneficial owner of 10% or more of the shares of New Holdco Common Stock, taking the Series B Preferred Stock into account on an as-converted basis, except (i) to family members and in connection with estate planning, (ii) as a result of any voting agreement between Mr. Monty J. Bennett and Mr. Archie Bennett, Jr., (iii) transfers in which no transferee (or group of affiliated or associated transferees) would purchase or receive 2% or more of the outstanding voting shares of New Holdco, (iv) in connection with any widespread public distribution of shares of New Holdco Common Stock or Series B Preferred Stock registered under the Securities Act or (v) a transfer to any transferee that would beneficially own more than 50% of the outstanding New Holdco Common Stock and Series B Preferred Stock without any transfer from a Covered Investor, unless such transfer restrictions have been waived by the affirmative vote of the majority of the stockholders of New Holdco that are not affiliates or associates of the Covered Investors.  For the purposes of such transfer restriction, any person is deemed to beneficially own the securities of any other person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel, or towards a common goal with such other person, related to acquiring, holding, voting or disposing of voting securities of New Holdco or changing or influencing the control of New Holdco, other than in connection with the solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation or being solicited for, or tendering or receiving tenders of securities in a public tender or exchange offer.  Any permitted transferee from a Covered Investor must, as a condition to such transfer, become a party to the Investor Rights Agreement by joinder and agree to be bound by all of the terms and conditions set forth therein as a Covered Investor.

Put and Call Options

Call Option. Pursuant to the Investor Rights Agreement, after the seventh anniversary of the closing of the Transactions, New Holdco has the option to redeem all or any portion of the Series B Preferred Stock in $25,000,000 increments on a pro rata basis among all Covered Investors unless, no less than 15 days before the closing of the purchase transaction, the participating Covered Investors specify an alternative allocation of the Series B Preferred Stock subject to the redemption (the “Call Option”), at a price per share equal to the sum of (i) $25.125 (as adjusted for any applicable stock splits or similar transactions) (the “Base Strike Price”) plus (ii) all accrued but unpaid dividends.  The purchase price is payable only in cash.  The notice of exercise of the Call Option does not limit or restrict any Covered Investor’s right to convert the Series B Preferred Stock into shares of New Holdco Common Stock prior to the closing of the Call Option.

Change of Control Put Option. The Investor Rights Agreements provides each Covered Investor with the option, exercisable on one occasion, to sell to the Company all of the Series B Preferred Stock then owned by such Covered Investor (the “Change of Control Put Option”) at any time at or during the ten business day consecutive period following the consummation of a Change of Control.  In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid to such exercising Covered Investor will be an amount equal to (1) not more than the Base Strike Price, plus (2) all accrued and unpaid dividends, plus (3) if prior to the fifth anniversary of the closing of the Transactions, an additional amount per share which shall initially be 15% of the Base Strike Price, and reduced by 3% of the Base Strike Price for each year, inclusive of the year in which the Change of Control Put Option is exercised, until the fifth anniversary of the Effective Date.  Such price shall be payable at each Covered Investor’s election in any combination of cash or a number of shares of New Holdco Common Stock determined by dividing the cash amount to be paid by a $140 conversion price.  The $140 conversion price is subject to adjustment in the event of stock dividends on New Holdco Common Stock or any subdivision or combination of New Holdco Common Stock.

A “Change of Control” means, with respect to any Covered Investor, any of the following, in each case that was not voted for or consented to by such Covered Investor solely in its capacity as a stockholder of New Holdco: (i) any person (other than Archie Bennett, Jr., Monty J. Bennett, MJB Investments, their controlled affiliates, trusts or estates in which any of them has a substantial interest or as to which any of them serves as trustee or a similar capacity, any immediate family member of Archie Bennett, Jr. or Monty J. Bennett or any group of which they are a member) acquires beneficial ownership of securities of New Holdco that, together with the securities of New Holdco previously beneficially owned by the first such person, constitutes more than 50% of the total voting power of the New Holdco’s outstanding securities, or (ii) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of New Holdco’s (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled affiliate of New Holdco.

Noncompetition and Non-Solicitation Agreements

Subject to the exclusions described below, the Investor Rights Agreement provides that for a period of the later of (i) three years following the closing of the Transactions, or (ii) three years following the date Monty J. Bennett is not the principal executive officer of New Holdco (the “Restricted Period”), each of Archie Bennett, Jr., Monty J. Bennett, and MJB Investments will not, directly or indirectly:

(a)                                 engage in, or have an interest in a person that engages in, the Project Management Business (as defined in Item 2.01) anywhere in the United States (excluding certain passive investments and existing relationships) (the “Restricted Business”); or

(b)                                 intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of the Investor Rights Agreement) between PM LLC and customers, clients or vendors of PM LLC.

In addition to, among other exclusions, exclusions related to service with entities related to New Holdco and passive investments in publicly traded securities on unaffiliated entities, each of Archie Bennett, Jr., Monty J. Bennett, and MJB Investments may freely pursue any opportunity to acquire ownership, directly or indirectly, in any interest in real property in the lodging industry if such person has presented such opportunity to the Board and New Holdco (based on a determination by a majority of its independent directors) declines to pursue or participate in such opportunity, provided such person and its controlled affiliates do not engage in the Restricted Business for such opportunity.

The Investor Rights Agreement also provides that, during the Restricted Period, none of Archie Bennett, Jr., Monty J. Bennett, or MJB Investments will, or permit any of their controlled affiliates to, hire or solicit the executive officers of PM LLC, and any independent contractors or consultants spending a majority of their respective time on the Property Management Business (collectively, the “Service Providers”), except pursuant to a general solicitation that is not directed specifically to such Service Providers.  Archie Bennett, Jr., Monty J. Bennett, and MJB Investments, either directly or through any of their controlled affiliates, may hire any Service Providers (i) whose employment has been terminated by PM LLC or New Holdco, (ii) after 180 days, whose employment has been terminated by the Service Provider or (iii) who will work on a shared basis between PM LLC and Remington.

Voting Limitations

The Investor Rights Agreement provides that on matters submitted to a vote of the holders of voting securities of New Holdco, the Covered Investors will have the right to vote or direct or cause the vote of the shares as to which they hold sole voting power or are held by immediate family members (or a trust for the benefit of such person) (“Sole Voting Shares”) as the Covered Investors determine, in their sole discretion, except if, prior to the fifth anniversary of the closing of the Transactions, the combined voting power of the Reference Shares (as defined below) of New Holdco exceeds 25.0% (plus the combined voting power of any common stock of New Holdco acquired by any Covered Investor in an arm’s length transaction after the closing of the transaction from a person other than New Holdco or a subsidiary of New Holdco, including through open market purchases, or privately negotiated transactions or any distributions of New Holdco Common Stock by either of Ashford Hospitality Trust, Inc. (“Trust”) or Braemar Hotels & Resorts Inc. (“Braemar”) to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of New Holdco entitled to vote on any given matter, then Reference Shares of New Holdco representing voting power equal to such excess will be deemed to be “Company Cleansed Shares” under the Investor Rights Agreement.  The Covered Investors will vote, or cause to be voted, out of the Covered Investors’ Sole Voting Shares, shares constituting voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the holders of such class or series of voting securities of New Holdco vote their shares with respect to such matters, inclusive of the Reference Shares of New Holdco voted by the Covered Investors.  These voting restrictions may be waived by a majority vote or consent of the independent directors of New Holdco, as applicable, that have no personal interest in the matter to be voted upon.

“Reference Shares” means all voting securities of New Holdco that are (a) beneficially owned by any Covered Investor, including any such voting securities as to which any Covered Investor has sole or shared voting power; (b) beneficially owned by any member of a group of which any Covered Investor is a member; or (c) subject to or referenced in any derivative or synthetic interest that (i) conveys any voting right in the common stock of New Holdco or (ii) is required to be, or is capable of being, settled through delivery of New Holdco Common Stock, in either case, that is held or beneficially owned by any Covered Investor or any controlled affiliate or any Covered Investor.

The Covered Investors, among themselves, provide that the total number of votes attributable to Reference Shares that are not Cleansed Shares will be proportionately allocated among the

Covered Investors based on a percentage, the numerator of which is the number of Reference Shares held by such Covered Investor, and the denominator of which is the total number of Reference Shares held by all Covered Investors in the aggregate.

Termination

The Investor Rights Agreement terminates by its terms on the earliest of (i) the written agreement of New Holdco and a Majority in Interest of the Covered Investors and (ii) the date on which the Covered Investors no longer own any New Holdco Common Stock or Series B Preferred Stock; provided the noncompetition agreement, the transfer restrictions, board nomination rights and voting restrictions will last for the time periods provided by their terms and the Call Option and Change of Control Put Option will last indefinitely.  A Covered Investor will automatically cease to be bound by the Investor Rights Agreement at such time as such Covered Investor no longer owns any New Holdco Common Stock or Series B Preferred Stock.

Merger and Registration Rights Agreement

On the Effective Date, Ashford Inc., New Holdco, Merger Sub, Archie Bennett, Jr., MJB Investments and Mark A. Sharkey entered into the Merger and Registration Rights Agreement. Pursuant to the Merger and Registration Rights Agreement, New Holdco will, no later than 120 days following the effective time of the Merger, file a registration statement under the Securities Act of 1933, as amended,  to permit the resale of the Series B Preferred Stock and the New Holdco Common Stock into which the Series B Preferred Stock is convertible.  New Holdco will use its commercially reasonable efforts to cause the registration statement to become effective and remain available for the resale of the securities covered by the registration statements.  In certain circumstances, including at any time that New Holdco is in possession of material nonpublic information, New Holdco will have the right to suspend sales under the registration statement.

Amended and Restated Mutual Exclusivity Agreement

The Company and its operating company, Ashford LLC, had previously entered into a mutual exclusivity agreement with Remington Lodging & Hospitality, LLC, (“Remington Lodging”), dated as of November 12, 2014, that was consented and agreed to by Monty J. Bennett. Remington Lodging is a wholly-owned subsidiary of Remington. Monty J. Bennett, who is our Chairman and Chief Executive Officer, and his father, Archie Bennett, Jr., beneficially own, directly or indirectly, 100% of Remington Pursuant to the agreement, the Company had agreed to utilize Remington Lodging to provide all property management, project management and development services for all hotels, if any, that the Company acquired in the future, as well as all hotels that future companies that the Company advised acquired, to the extent that the Company had the right, or controlled the right, to direct such matters, subject to certain exceptions. In exchange for the Company’s agreement to engage Remington Lodging for such services, Remington Lodging had agreed to grant to any companies advised by the Company a right of first refusal to purchase any investments identified by Remington Lodging and any of its affiliates that met the initial investment criteria of such entities, as identified in the advisory agreement between the Company and such entities, subject to any prior rights granted by Remington Lodging to other entities, including Trust, Braemar and the Company.

In connection with the consummation of the Transactions, the parties entered into  the Amended and Restated Mutual Exclusivity Agreement dated as of August 8, 2018.  Under the Amended and Restated Mutual Exclusivity Agreement, the Company agrees to use Remington Lodging to provide only all property management services (and not project management and development services) for all hotels, if any, that the Company may acquire in the future, as well as all hotels that future companies that the Company advises may acquire, to the extent that the Company has the right, or controls the right, to direct such matters. The Company is not required to utilize Remington Lodging to provide such services, however, if the Company’s independent directors either (i) unanimously vote not to utilize Remington Lodging for such services or (ii) based on special circumstances or past performance, by a majority vote elects not to engage Remington because the Company’s independent directors determine that it would be in the Company’s  best interest not to engage Remington Lodging or that another company could perform the duties materially better. In connection with the consummation of the Transactions, Remington Lodging and its affiliates assigned their rights under the mutual exclusivity agreement with respect to project management and development services to PM LLC.

Braemar Mutual Exclusivity Agreement

Remington Lodging had previously entered into a Mutual Exclusivity Agreement dated November 19, 2013 (“Braemar Original Mutual Exclusivity  Agreement”) with Braemar and Braemar Hospitality Limited Partnership (“Braemar OP”).  Under the Braemar Original Mutual Exclusivity Agreement,  Remington Lodging gave Braemar a first right of refusal to purchase any lodging-related investments identified by Remington Lodging and any of its affiliates that met Braemar’s initial investment criteria, and Braemar agreed to engage Remington Lodging to provide property management, project management and development services for hotels Braemar acquired or invested in, to the extent that Braemar had the right or controlled the right to direct such matters, subject to certain conditions.

In connection with the Transactions, the parties divided the Braemar Original Mutual Exclusivity Agreement into (i) an agreement between Braemar, Braemar OP and Remington Lodging with respect to the provision of property management services to Braemar (which was effectuated by amending and restating the Braemar Original Mutual Exclusivity Agreement to require Braemar to engage Remington only with respect to property management services) and (ii) an agreement between Braemar, Braemar OP and PM LLC with respect to the provision of project management services to Braemar, solely in order to effect the transfer of the Project Management Business to PM LLC.  As a result, concurrently with the execution of the PM Formation Transaction (as defined in Item 2.01), Braemar, Braemar OP and PM LLC entered into the Braemar Mutual Exclusivity Agreement dated as of August 8, 2018 (the “Braemar Mutual Exclusivity Agreement”).

Pursuant to the Braemar Mutual Exclusivity Agreement,  PM LLC has given Braemar a first right of refusal to purchase any lodging-related investments identified by PM LLC and any of its affiliates that meet the Braemar’s initial investment criteria, and Braemar  has agreed to engage PM LLC to provide project management and development services for hotels Braemar acquires or invests in, to the extent that Braemar has the right or controls the right to direct such matters, unless Braemar’s independent directors either (i) unanimously vote not to hire PM LLC or (ii) based on special circumstances or past performance, by a majority vote elect not to engage PM LLC because they had determined, in their reasonable business judgment, that it would not be in Braemar’s best interest to engage PM LLC or that another manager or developer could perform the duties materially better.

The Braemar Mutual Exclusivity Agreement provides for an initial term until November 19, 2023. The initial term will be automatically extended for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time of any such extension an event of default under the Braemar Mutual Exclusivity Agreement does not exist.

Braemar Master Project Management Agreement

Remington Lodging had previously entered into a Hotel Master Management Agreement dated November 19, 2013 (“Braemar Original Master Management Agreement”) with Braemar TRS Corporation, a subsidiary of Braemer OP (“Braemar TRS”), pursuant to which Remington Lodging provided Braemar TRS both property management services and project management services with respect to hotels owned or leased by Braemar TRS.

In connection with the Transactions, the parties divided the Braemer Original Master Management Agreement into (i) an agreement between Braemar and Remington Lodging with respect to the provision of property management services to Braemar TRS (which was effectuated by amending and restating the Braemar Original Master Management Agreement to provide only property management services) and (ii) an agreement between Braemar TRS, Braemar OP and PM LLC with respect to the provision of project management services to Braemar TRS, solely in order to effect the transfer of the Project Management Business to PM LLC.  As a result, concurrently with the execution of the PM Formation Transaction, Braemar TRS, Braemar OP and PM LLC entered into the Braemar Master Project Management Agreement dated as of August 8, 2018 (the “Braemar Project Management Agreement”).

Pursuant to the Braemar Project Management Agreement, Braemar TRS has appointed PM LLC as its sole, exclusive and continuing manager to manage, coordinate, plan and execute the capital improvement budget and all major repositions of hotels owned or managed by Braemar TRS (“Braemar Hotels”) and to provide construction management, interior design, architectural FF&E purchasing, FF&E expediting/freight management, FF&E warehousing, and FF&E installation and supervision services (“Project Services”).

The Braemar Project Management Agreement provides that PM LLC shall be paid a project management fee equal to four percent of the total project costs associated with the implementation of the capital improvement budget (both hard and soft) payable monthly in arrears based upon the prior calendar month’s total expenditures under the capital improvement budget until such time that the capital improvement budget and/or renovation project involves the expenditure of an amount in excess of five percent of the gross revenues of the applicable Braemar Hotel, whereupon the project management fee shall be reduced to three percent of the total project costs in excess of the five percent of gross revenue threshold.   In addition, the Braemar Project Management Agreement provides that PM LLC shall be paid additional fees at current market rates (“Market Service Fees”) for the Project Services, unless a majority of the independent directors of Braemar affirmatively vote that such the Market Service Fees proposed by PM LLC are not market (in which case a consultant will be engaged to determine the Market Service Fees).

The Braemar Project Management Agreement provides for an initial term of 10 years as to each hotel governed by the agreement. The term may be renewed by PM LLC, at its option, for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, PM LLC is not then in default under the Braemar Project Management Agreement. In certain cases of early termination of the Braemar Project Management Agreement with respect to one or more of the hotels, Braemar must pay PM LLC termination fees as described in the Braemar Project Management Agreement, plus any amounts otherwise due to PM LLC.

Trust Mutual Exclusivity Agreement

Remington Lodging had previously entered into a Mutual Exclusivity Agreement dated August 29, 2003 (“Trust Original Mutual Exclusivity  Agreement”) with Trust and Ashford Hospitality Limited Partnership (“Trust OP”).  Under the Trust Original Exclusivity Agreement,  Remington Lodging gave Trust a first right of refusal to purchase any lodging-related investments identified by Remington Lodging and any of its affiliates that met Trust’s initial investment criteria, and Trust agreed to engage Remington Lodging to provide property management, project management and development services for hotels Trust acquired or invested in, to the extent that Trust had the right or controlled the right to direct such matters, subject to certain conditions.

In connection with the Transactions, the parties divided the Trust Original Mutual Exclusivity Agreement into (i) an agreement between Trust, Trust OP and Remington Lodging with respect to the provision of property management services to Trust (which was effectuated by amending and restating the Trust Original Mutual Exclusivity Agreement to require Trust to engage Remington only with respect to property management services) and (ii) an agreement between Trust, Trust OP and PM LLC with respect to the provisions of project management services, solely in order to effect the transfer of the Project Management Business to PM LLC.  As a result, concurrently with the execution of the PM Formation Transaction, Trust, Trust OP and PM LLC entered into the Trust Mutual Exclusivity Agreement dated as of August 8, 2018 (the “Trust Mutual Exclusivity Agreement”).

Pursuant to the Trust Mutual Exclusivity Agreement,  PM LLC has given Trust a first right of refusal to purchase any lodging-related investments identified by PM LLC and any of its affiliates that meet the Trust’s initial investment criteria, and Trust  has agreed to engage PM LLC to provide project management and development services for hotels Trust acquires or invests in, to the extent that Trust has the right or controls the right to direct such matters, unless Trust’s independent directors either (i) unanimously vote not to hire PM LLC or (ii) based on special circumstances or past performance, by a majority vote elect not to engage PM LLC because they had determined, in their reasonable business judgment, that it would not be in the Trust’s best interest to engage PM LLC or that another manager or developer could perform the duties materially better.

The Trust Mutual Exclusivity Agreement provides for an initial term, as extended to date, of August 29, 2020. The term will be automatically extended for two successive periods of seven years each and, thereafter, a final term of four years, provided that at the time of any such extension an event of default under the Trust Mutual Exclusivity Agreement does not exist.

Trust Project Management Agreement

Remington Lodging had previously entered into  hotel master management agreements  (collectively, the “Trust Original Master Management Agreement”) with Ashford TRS Corporation, a subsidiary of Trust OP, and certain of its affiliates (collectively, “Trust TRS”), pursuant to which Remington Lodging provided Trust TRS both property management services and project management services with respect to hotels owned or leased by Trust TRS.

In connection with the Transactions, the parties divided the Trust Original Master Management Agreement into (i) an agreement between Trust and Remington Lodging with respect to the provision of property management services to Trust TRS (which was effectuated by amending and restating the Trust Original Master Management Agreement to provide only property management services) and (ii) an agreement between Trust TRS, Trust OP and PM LLC with respect to the provision of project management services, solely in order to effect the transfer of the Project Management Business to PM LLC.  As a result, concurrently with the execution of the PM Formation Transaction, Trust TRS, Trust OP and PM LLC entered into a Master Project Management Agreement dated as of August 8, 2018 (the “Trust Project Management Agreement”).

Pursuant to the Trust Project Management Agreement, Trust TRS has appointed PM LLC as its sole, exclusive and continuing manager to manage, coordinate plan and execute the capital improvement budget and all major repositions of hotels owned or managed by Trust TRS (“Trust Hotels”) and to provide Project Services.

The Trust Project Management Agreement provides that PM LLC shall be paid a project management fee equal to four percent of the total project costs associated with the implementation of the capital improvement budget (both hard and soft) payable monthly in arrears based upon the prior calendar month’s total expenditures under the capital improvement budget until such time that the capital improvement budget and/or renovation project involves the expenditure of an amount in excess of five percent of the gross revenues of the applicable Trust Hotel, whereupon the project management fee shall be reduced to three percent of the total project costs in excess of the five percent of gross revenue threshold.   In addition, the Trust Project Management Agreement provides that PM LLC shall be paid  Market Service Fees for the Project Services, unless a majority of the independent directors of Trust affirmatively vote that such the Market Service Fees proposed by PM LLC are not market (in which case a consultant will be engaged to determine the Market Service Fees).

The Trust Project Management Agreement provides for an initial term of 10 years as to each hotel governed by the agreement. The term may be renewed by PM LLC, at its option, for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, PM LLC is not then in default under the Trust Project Management Agreement. In certain cases of early termination of the Trust Project Management Agreement with respect to one or more of the hotels, Trust must pay PM LLC termination fees as described in the Trust Project Management Agreement, plus any amounts otherwise due to PM LLC.

The foregoing descriptions of the Investor Rights Agreement, the Merger and Registration Rights Agreement, the Amended and Restated Mutual Exclusivity Agreement, the Braemar Mutual Exclusivity Agreement, the Braemar Master Project Management Agreement, the Trust Mutual Exclusivity Agreement, and the Trust Project Management Agreement are qualified in their entirety by reference to the agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, and incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On August 8, 2018, the parties to the Combination Agreement completed a business combination by effectuating the transactions contemplated by the Combination Agreement.

Prior to the consummation of the Merger, Remington and certain of its affiliates (i) transferred the project management business conducted by certain affiliates of Remington prior to the closing of the Transactions, including construction management, interior design, architectural oversight and the purchasing, expediting, warehousing coordination, freight management and supervision of installation of furniture fixtures, and equipment and related services (the “Project Management Business”) to PM LLC, and (ii) transferred 100% of the equity interests in PM LLC (the “PM LLC Transferred Securities”) to Archie Bennett, Jr., MJB Investments and Mark A. Sharkey (collectively, the “Remington Sellers”) (clauses (i) and (ii), collectively, the “PM Formation Transaction”). Merger Sub then merged with and into the Company, with the Company surviving and becoming a wholly owned subsidiary of New Holdco and, by virtue of such Merger, each issued and outstanding share of common stock of the Company, par value $0.01, was converted into one share of common stock, par value $0.01 of New Holdco.

Immediately following the consummation of the PM Formation Transaction and the effectiveness of the Merger, the Remington Sellers transferred to New Holdco the PM LLC Transferred Securities in exchange for the consideration provided in the Combination Agreement (the “PM Contribution”) pursuant to a contribution agreement, dated as of the closing date of the Merger (the “PM Contribution Agreement”), among the Remington Sellers and New Holdco.  As consideration in exchange for the PM LLC Transferred Securities and immediately following the effectiveness of the Merger, New Holdco issued 8,120,000 shares of its voting convertible preferred stock to the Remington Sellers. Such preferred stock, referred to as the “Series B Preferred Stock”, is convertible into 1,450,000 shares of common stock of New Holdco if converted as of the date hereof. The disclosure set forth under the heading “Articles Supplementary Establishing the Series B Preferred Stock” in Item 5.03 is incorporated by reference into this Item 2.01.

The Amended and Restated Articles of Incorporation of New Holdco, which are included as Exhibit 3.1 to this Report and incorporated herein by reference, and the Amended and Restated Bylaws of New Holdco, which are included as Exhibit 3.5 to this Report and incorporated herein by reference, are substantially the same as the articles of incorporation and bylaws of the Company prior to the Transactions. The shares of New Holdco Common Stock have the same rights and privileges as the shares of common stock of the Company previously issued and outstanding and held by the Company’s stockholders, subject to the rights of the holders of the Series B Preferred Stock issued in connection with the Transaction.

The issuance of the New Holdco Common Stock pursuant to the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to New Holdco’s registration statement on Form S-4, as amended (File No. 333-224409) (the “Registration Statement”) filed with the SEC and declared effective on July 11, 2018.  The definitive proxy statement/prospectus dated July 12, 2018 that forms a part of the Registration Statement contains additional information about the Transactions.  Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Holdco has become a successor registrant to the Company under the Exchange Act and the New Holdco Common Stock is deemed to be registered under Section 12(b) of the Exchange Act.  The New Holdco Common Stock has been approved for listing on the NYSE and began trading under the symbol “AINC” on August 9, 2018.

In connection with the Merger, the Company changed its legal name to Ashford OAINC Inc. and in connection with the consummation of the Transactions, New Holdco changed its legal name to Ashford Inc. As a result of the Merger and legal name changes, Ashford OAINC Inc. (formerly named Ashford Inc.) became a wholly owned subsidiary of Ashford Inc. (formerly named Ashford Holdings Corp.).

The description of the Transactions contained herein does not purport to be complete and is qualified in its entirety by reference to the Combination Agreement, which is included as Exhibit 2.1 to this Report and incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

In consideration of the contribution of the PM LLC Transferred Securities, the Remington Sellers received aggregate consideration of $203,000,000, consisting of 8,120,000 shares of Series B Preferred Stock.  The disclosure set forth under the heading “Articles Supplementary Establishing the Series B Preferred Stock” in Item 5.03 is incorporated by reference into this Item 3.02.  The Preferred Stock was issued to the Remington Sellers pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The disclosure set forth under the subheading “Rights Agreement” in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of the Registrant.

The disclosure set forth in Items 1.01, 2.01, 5.03 and 5.07 are incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Investor Rights Agreement provides that for so long as the Covered Investors beneficially own no less than 20% of the issued and outstanding shares of New Holdco Common Stock (taking into account the Series B Preferred Stock on an as-converted basis), each of Mr. Archie Bennett, Jr., during his lifetime, and thereafter a Majority In Interest, and Mr. Monty J. Bennett, during his lifetime, and a Majority in Interest of the Covered Investors thereafter, will each be entitled to nominate one individual (other than Archie Bennett, Jr.) for election as a member of the Board of directors of New Holdco (each a “Seller Nominee”).  Monty J. Bennett and W. Michael Murphy will serve as the initial Seller Nominees.  The Investor Rights Agreement requires New Holdco, with respect to the Seller Nominees, (i) to assure that the size of the Board will accommodate the Seller Nominee, (ii) at each annual meeting of stockholders of New Holdco, to cause the slate of nominees standing for election, and recommended by the Board, at each such meeting to include the Seller Nominee, (iii) to nominate and reflect in the proxy statement on Schedule 14A for each annual meeting the nomination of the Seller Nominee for election as a director of New Holdco at each such meeting and (iv) to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Seller Nominee. In connection with the Transactions all of the directors of the Company immediately prior to the Transactions (which included Monty J. Bennett) became directors of New Holdco, and Mr. Murphy was appointed as a director.  In connection with his appointment, Mr. Murphy will be granted shares of Newco Common Stock equal to the quotient obtained by dividing (i) the product of (a) $75,000 and (b) a fraction, the numerator of which is 145 and the denominator of which is 365 by (ii) the closing price of Newco Common Stock on August 8, 2018.

Mr. Murphy is the Head of Lodging and Leisure Capital Markets of the First Fidelity Mortgage Corporation, a position he has held since 2002. Mr. Murphy served as a member of Braemar Hotels & Resorts, Inc. board of directors from 2013 to 2015 and served on the board of directors of Ashford Hospitality Trust, Inc. from August 2003 until the completion of the spin-off on November 19, 2013. He also serves as a director of American Hotel Income Properties REIT LP, which is listed on the Toronto Stock Exchange, is the President of the Atlanta Hospitality Alliance and is on the Advisory Board of Radical Innovations. From 1998 to 2002 Mr. Murphy served as the Senior Vice President and Chief Development Officer of ResortQuest International, Inc., a public, NYSE-listed company. Prior to joining ResortQuest, from 1995 to 1997, he was President of Footprints International, a company involved in the planning and development of environmentally friendly hotel properties. From 1994 to 1996, Mr. Murphy was a Senior Managing Director of Geller & Co., a Chicago-based hotel advisory and asset management firm. Prior to that, Mr. Murphy was a partner in the investment firm of Metric Partners where he was responsible for all hospitality related real estate matters including acquisitions, sales and the company’s investment banking platform. Mr. Murphy served in various development roles at Holiday Inns, Inc. from 1973 to 1980. Mr. Murphy has been Co-Chairman of the Industry Real Estate Finance Advisory Council (IREFAC) four times. Mr. Murphy is a member of the Hotel Development Council of the Urban Land Institute.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary Establishing the Series B Preferred Stock

The designation, rights, preferences, powers, restrictions, and limitations of the Series B Preferred Stock have been established by New Holdco filing the Articles Supplementary on the Effective Date, following the effectiveness of the Merger.  The Articles Supplementary provides that each share of Series B Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation of New Holdco, (a) prior to New Holdco’s common stock and any class or series of New Holdco capital stock subsequently created, unless otherwise agreed by the holders of at least 55% of the shares of the Series B Preferred Stock; (b) on parity with any class or series of New Holdco capital stock subsequently created and agreed by the holders of at least 55% of the shares of the Series B Preferred Stock; and (c) junior to any series of Series B Preferred Stock subsequently created and agreed by the holders of at least 55% of the shares of the Series B Preferred Stock and by its terms ranking senior to the Series B Preferred Stock.

The Articles Supplementary also provides that each share of Series B Preferred Stock:

(i)                    has a liquidation preference of $25 per share (as adjusted for stock splits or similar transactions), plus all accrued and accumulated dividends, or such shares;

(ii)                 accrues cumulative dividends at the rate of (A) 5.50% per year until the first anniversary of the closing of the Transactions, (B) 6.00% per year from the first anniversary of the first anniversary of the closing of the Transactions until the second anniversary of the closing of the Transactions, and (C) 6.50% per year from the second anniversary of the closing of the Transactions;

(iii)              participates in any dividend or distribution on the New Holdco Common Stock (whether such dividend or distribution is payable in cash, securities, or other property) on a pro rata basis with the New Holdco Common Stock, determined on an as-converted basis, in addition to the cumulative dividends on the Series B Preferred Stock;

(iv)             vote with the New Holdco Common Stock on all matters, with the number of votes attributable to each share of Series B Preferred Stock on an as-converted basis, subject to the voting restrictions set forth in the Investor Rights Agreement; and

(v)                be convertible at any time and from time to time, in full or partially, into New Holdco Common Stock at a conversion ratio equal to the liquidation preference of a share of Series B Preferred Stock, divided by $140 (as adjusted pursuant to the anti-dilution provisions described below, if applicable).

The Articles Supplementary also provides for customary anti-dilution protections upon, among other things, a dividend, subdivision, or combination of New Holdco Common Stock or a reorganization, reclassification, or merger of New Holdco; except, that all preemptive rights of the holders of Series B Preferred Stock are set forth in the Investor Rights Agreement.

New Holdco also, at all times, is required to reserve and keep available out of its authorized but unissued shares of capital stock such number of shares of common stock issuable upon conversion of all outstanding Series B Preferred Stock, taking into account any applicable anti-dilution adjustments.

In connection with any liquidation, dissolution, or winding up of New Holdco (in each case, whether voluntary or involuntary), New Holdco will provide each holder of Series B Preferred Stock written notice of such proposed action and its material terms within ten days of the New Holdco board of directors approving such an action, or not later than 20 days prior to any New

Holdco stockholders’ meeting to approve such an action, or within 20 days of the commencement of any involuntary proceeding, whichever is earlier.  New Holdco will not consummate any voluntary liquidation, dissolution, or winding up before the expiration of 30 days after the mailing of such initial notice or ten days after the mailing of any subsequent written notice, whichever is later; provided that all holders of Series B Preferred Stock may consent to shorten such period.

Rights Agreement

On August 8, 2018, the Board of Directors (the “Board”) of New Holdco declared a dividend of one preferred share purchase right (a “Right”) payable on August 20, 2018, for each outstanding share of New Holdco Common Stock (the “Common Shares”), outstanding on August 20, 2018 (the “Record Date”) to the stockholders of record on that date. Each Right initially entitles the registered holder to purchase from New Holdco one one-thousandth of a share of Series C Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of New Holdco, at a price of $275 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated effective August 8, 2018, between New Holdco and Computershare Trust Company, N.A., as Rights Agent.  The terms of the Rights Agreement of New Holdco and the Preferred Shares are consistent with the terms of the Rights Agreement of Ashford OAINC Inc. (formerly named Ashford Inc.), which agreement the stockholders of Ashford OAINC Inc. voted to extend until February 25, 2021 at Ashford OAINC Inc.’s 2018 annual meeting of stockholders.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all Common Share certificates and no separate certificates evidencing the Rights (“Rights Certificates”) will be issued. The Rights Agreement provides that, until the Distribution Date (as hereinafter defined), or earlier expiration or redemption of the Rights, (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  The Rights would separate and begin trading separately from the Common Shares, and Rights Certificates will be caused to evidence the rights on the earlier to occur of (i) 10 business days following a public announcement, or the public disclosure of facts indicating, that a person or group of affiliated or associated persons has acquired Beneficial Ownership (as defined below) of 10% or more of the outstanding Common Shares (with certain exceptions as described below, an “Acquiring Person”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, New Holdco will prepare and cause the Rights Certificates to be sent to each holder of record as of the close of business on the Distribution Date.

Acquiring Person shall not include (i) New Holdco, (ii) any subsidiary of New Holdco, (iii) any employee benefit plan of New Holdco or of any subsidiary of New Holdco, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of New Holdco or of any subsidiary of New Holdco, (v) Monty J. Bennett, Archie Bennett Jr. and their respective affiliates and associates (collectively, “Bennett”) and (vi) any person who or which, at the close of business on the Record Date, was a Beneficial Owner of 10% or more of the Common Shares of New Holdco then outstanding, other than a person who or which is not an affiliate or associate of the Beneficial Owner (as defined in the Rights Agreement) on the Record Date and who or which subsequently becomes an affiliate or associate of such Beneficial Owner without the prior written approval of the Board (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of additional Common Shares (other than Common Shares acquired solely as a result of corporate action of New Holdco not caused, directly or indirectly, by such person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding (or such other percentage as would otherwise result in such person becoming an Acquiring Person), then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, however, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 10%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder.

“Beneficial Ownership” shall include (i) any securities such person or any of such person’s affiliates or associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, (ii) except under limited circumstances, securities such person or any such person’s affiliates or associates has the right or obligation to acquire or the right to vote pursuant to any agreement, arrangement or understanding, (iii) any securities which are beneficially owned, directly or indirectly, by any other person (or any affiliate or associate of such other person) with which such first person or any of such first person’s affiliates or associates or any other person (or any affiliate or associate of such other person) with whom such first person (or any affiliates or associates of such first person) is Acting in Concert (as defined in the Rights Agreement) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) of Section 1.5.2 of the Rights Agreement) or disposing of any voting securities of New Holdco and (iv) any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Interest (as defined in the Rights Agreement) of such person or any of such person’s affiliates or associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board to be the number of Common Shares to which the Derivative Interest relates.

The Rights are not exercisable until the Distribution Date.

The Rights will expire on February 25, 2021 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by New Holdco, in each case, as described below. At the 2018 annual meeting of stockholders of Ashford OAINC Inc. (formerly named Ashford Inc.),  the stockholders of Ashford OAINC Inc. approved the extension of the term of its rights plan to February 25, 2021.

As of August 7, 2018 there were 2,109,388 shares of Common Shares issued and outstanding. As long as the Rights are attached to the Common Shares, New Holdco will issue one Right with each new Common Share so that all such shares will have Rights attached.

Exempt Persons

The Board may determine that a person is exempt from the Rights Agreement (an “Exempt Person”); provided that such determination is made, and no person shall qualify as an Exempt Person unless such determination is made, prior to such time as any person becomes an Acquiring Person; provided further that any person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such person.

Flip-In Event

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions) the Rights will become exercisable for Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of New Holdco) having a value equal to two times the exercise price of the Right. From and after the announcement that any person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were at any time on or after the earlier of (i) the date of such announcement or (ii) the Distribution Date acquired or beneficially owned by an Acquiring Person or an associate or affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

Flip-Over

If, at any time after a person becomes an Acquiring Person, (i) New Holdco consolidates with, or merges with and into, any other person; (ii) any person consolidates with New Holdco, or merges with and into New Holdco, and New Holdco is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other person (or New Holdco) or cash or any other property; or (iii) 50% or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Upon the occurrence of a flip-in or flip-over event, if the Board so elects, New Holdco shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if New Holdco fails to meet such obligation within 30 days following of the announcement that a person has become an Acquiring Person, New Holdco must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

Exchange

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per one one-thousandths of a Preferred Share (subject to adjustment).

Redemption

At any time prior to the time any person or group becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights Agreement may be amended by the Board of New Holdco without the consent of the holders of the Rights, provided that no such amendment may adversely affect the interests of the holders of Rights.  Without limiting the foregoing, New Holdco may at any time prior to such time as any person being an Acquiring Person amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person, but may not lower the threshold below 5% of the outstanding Common Shares.  In addition, the board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Adjustment

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or

(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Stock

The value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share. Each holder of one one-thousandth of a Preferred Share will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one Common Share and will be treated the same as a Common Share in the event of a merger, consolidation or other share exchange.  These rights are protected by customary anti-dilution provisions.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of New Holdco, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of New Holdco. However, the Rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding Common Shares). The Rights however, should not interfere with any merger or other business combination approved by the Board.

Further Information

A copy of the Rights Agreement is available free of charge from New Holdco. This summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety. The Rights Agreement is included as Exhibit 4.1 to this Report and is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on August 7, 2018 at 9:00 a.m. CST at Dallas/Fort Worth Airport Marriott, 8440 Freeport Parkway, Irving, Texas 75063.  The issuance of the shares of Series B Preferred Stock, and the potential conversion of the Series B Preferred Stock into common stock of New Holdco, which would constitute more than 20% of the outstanding shares of common stock of New Holdco, may constitute a change of control under the NYSE listing rules.  Accordingly, the issuance of the Series B Preferred Stock (and the common stock into which such shares are convertible), the potential change of control resulting from such issuances and the fact that a portion of such issuances are being made to affiliates of the Company and New Holdco was required to be approved by the stockholders of the Company under the rules of the NYSE American LLC.

Summarized below are the results of the matters voted on at the Special Meeting:

To approve the issuance of the Series B Preferred Stock (and the common stock into which such shares are convertible), the potential change of control resulting from such issuances and the fact that a portion of such issuances are being made to affiliates of the Company and New Holdco.

For	Against	Abstain
1,452,515	207,947	346

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

2.1

Combination Agreement, dated as of April 6, 2018 between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings GP, LLC, Project Management LLC, MJB Investments, LP, Mark A. Sharkey, Remington Holdings, L.P., Ashford Inc., Ashford Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K, filed on April 9, 2018) (File No. 001-36400)

3.1	Amended and Restated Articles of Incorporation of New Holdco
3.2	Ashford Holding Corp. Articles of Amendment
3.3	Articles Supplementary ofestablishing the Series B Convertible Preferred Stock of New Holdco
3.4	Articles Supplementary establishing the Series C Preferred Stock of New Holdco
3.5	Amended and Restated Bylaws of New Holdco
4.1

Rights Agreement, dated August 8, 2018, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Articles Supplementary of Series C Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C.

10.1

Investor Rights Agreement, dated August 8, 2018, by and among Ashford Holding Corp., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Mark A. Sharkey, and any other Persons that become parties by joinder as provided herein

10.2

Merger and Registration Rights Agreement dated August 8, 2018, by and among Ashford Inc., Ashford Holding Corp., and Ashford Merger Sub Inc., and, solely for the purposes of Article V hereof, Archie Bennett, Jr., MJB Investments, LP and Mark A. Sharkey

10.3

Ashford Inc. Amended and Restated Mutual Exclusivity Agreement, dated August 8, 2018, by and among Ashford Hospitality Advisors LLC, Ashford Inc. and Remington Lodging & Hospitality LLC, and consented to by Monty J. Bennett

10.4	Braemar Mutual Exclusivity Agreement, dated August 8, 2018, by and among Braemar Hospitality Limited Partnership, Braemar Hotels & Resorts, Inc. and Project Management LLC
10.5	Braemar Master Project Management Agreement, dated August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Project Management LLC
10.6	Mutual Exclusivity Agreement, dated August 8, 2018, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc. and Project Management LLC
10.7

Master Project Management Agreement, dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation, Project Management LLC and Ashford Hospitality Limited Partnership

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2018

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary